                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.7

================================================================================


                                  $250,000,000

                                CREDIT AGREEMENT

                                     among

                         INFONET SERVICES CORPORATION,
                                  as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                              MERRILL LYNCH & CO.,
             as Lead Arranger, Book Manager and Syndication Agent,

                            THE BANK OF NOVA SCOTIA,
                            as Administrative Agent,

                                      and

                               SOCIETE GENERALE,
                             as Documentation Agent



                          Dated as of August 17, 1999


================================================================================

                                 TABLE OF CONTENTS
                                 -----------------

                                                                        Page
SECTION 1.  DEFINITIONS...............................................     1
     1.1  Defined Terms...............................................     1
     1.2  Other Definitional Provisions...............................    23

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...........................    24
     2.1  Term Loan Commitments.......................................    24
     2.2  Procedure for Term Loan Borrowing...........................    24
     2.3  Repayment of Term Loans.....................................    25
     2.4  Revolving Credit Commitments................................    26
     2.5  Procedure for Revolving Credit Borrowing....................    27
     2.6  Repayment of Loans; Evidence of Debt........................    27
     2.7  Commitment Fees, etc........................................    28
     2.8  Termination or Reduction of Commitments.....................    28
     2.9  Optional Prepayments........................................    29
     2.10 Mandatory Prepayments and Commitment Reductions.............    29
     2.11 Conversion and Continuation Options.........................    31
     2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches...    31
     2.13 Interest Rates and Payment Dates...........................     31
     2.14 Computation of Interest and Fees............................    32
     2.15 Inability to Determine Interest Rate........................    32
     2.16 Pro Rata Treatment and Payments.............................    33
     2.17 Requirements of Law.........................................    35
     2.18 Taxes.......................................................    36
     2.19 Indemnity...................................................    38
     2.20 Illegality..................................................    38
     2.21 Change of Lending Office....................................    39
     2.22 Replacement of Lenders under Certain Circumstances..........    39

SECTION 3.  LETTERS OF CREDIT.........................................    39
     3.1  L/C Commitment..............................................    39
     3.2  Procedure for Issuance of Letter of Credit..................    40
     3.3  Fees and Other Charges......................................    40
     3.4  L/C Participations..........................................    41
     3.5  Reimbursement Obligation of the Borrower....................    42
     3.6  Obligations Absolute........................................    42
     3.7  Letter of Credit Payments...................................    42
     3.8  Applications................................................    43

SECTION 4.  REPRESENTATIONS AND WARRANTIES............................    43
     4.1  Financial Condition.........................................    43

     4.2   No Change..................................................    43
     4.3   Corporate Existence; Compliance with Law...................    43
     4.4   Corporate Power; Authorization; Enforceable Obligations....    44
     4.5   No Legal Bar...............................................    44
     4.6   No Material Litigation.....................................    44
     4.7   No Default.................................................    45
     4.8   Ownership of Property; Liens...............................    45
     4.9   Intellectual Property......................................    45
     4.10  Taxes......................................................    45
     4.11  Federal Regulations........................................    45
     4.12  Labor Matters..............................................    45
     4.13  ERISA......................................................    46
     4.14  Investment Company Act; Other Regulations..................    46
     4.15  Subsidiaries...............................................    46
     4.16  Use of Proceeds............................................    46
     4.17  Environmental Matters......................................    47
     4.18  Accuracy of Information, etc...............................    48
     4.19  Solvency...................................................    48
     4.20  Year 2000 Matters..........................................    48
     4.21  FCC and State Regulatory Compliance........................    48
     4.22  Security Documents.........................................    50

SECTION 5.  CONDITIONS PRECEDENT......................................    50
     5.1   Conditions to Initial Extension of Credit..................    50
     5.2   Conditions to Each Extension of Credit.....................    52

SECTION 6.  AFFIRMATIVE COVENANTS.....................................    53
     6.1   Financial Statements.......................................    53
     6.2   Certificates; Other Information............................    53
     6.3   Payment of Obligations.....................................    54
     6.4   Conduct of Business and Maintenance of Existence, etc......    54
     6.5   Maintenance of Property; Insurance.........................    55
     6.6   Inspection of Property; Books and Records; Discussions.....    55
     6.7   Notices....................................................    55
     6.8   Environmental Laws.........................................    56
     6.9   Interest Rate Protection...................................    56
     6.10  Additional Collateral, etc.................................    56
     6.11  Further Assurances.........................................    58

SECTION 7.  NEGATIVE COVENANTS........................................    58
     7.1   Financial Condition Covenants..............................    58
     7.2   Limitation on Indebtedness.................................    59
     7.3   Limitation on Liens........................................    60
     7.4   Limitation on Fundamental Changes..........................    61
     7.5   Limitation on Disposition of Property......................    61
     7.6   Limitation on Restricted Payments..........................    62

     7.7    Limitation on Capital Expenditures........................    62
     7.8    Limitation on Investments.................................    63
     7.9    Limitation on Transactions with Affiliates................    64
     7.10   Limitation on Sales and Leasebacks........................    64
     7.11   Limitation on Changes in Fiscal Periods...................    64
     7.12   Limitation on Negative Pledge Clauses.....................    64
     7.13   Limitation on Restrictions on Subsidiary Distributions....    65
     7.14   Limitation on Lines of Business...........................    65
     7.15   Limitation on Hedge Agreements............................    65
     7.16   Structure of Future Acquisitions..........................    65
     7.17   Limitation on Subsidiary Transactions.....................    65

SECTION 8.   EVENTS OF DEFAULT........................................    65

SECTION 9.   THE AGENTS...............................................    69
     9.1    Appointment...............................................    69
     9.2    Delegation of Duties......................................    69
     9.3    Exculpatory Provisions....................................    69
     9.4    Reliance by Agents........................................    69
     9.5    Notice of Default.........................................    70
     9.6    Non-Reliance on Agents and Other Lenders..................    70
     9.7    Indemnification...........................................    71
     9.8    Agent in Its Individual Capacity..........................    71
     9.9    Successor Agents..........................................    71
     9.10   Authorization to Release Liens and Guarantees.............    72
     9.11   The Arranger; the Documentation Agent.....................    72

SECTION 10.  MISCELLANEOUS............................................    72
     10.1   Amendments and Waivers....................................    72
     10.2   Notices...................................................    73
     10.3   No Waiver; Cumulative Remedies............................    74
     10.4   Survival of Representations and Warranties................    74
     10.5   Payment of Expenses.......................................    75
     10.6   Successors and Assigns; Participations and Assignments....    76
     10.7   Adjustments; Set-off......................................    78
     10.8   Counterparts..............................................    79
     10.9   Severability..............................................    79
     10.10  Integration...............................................    79
     10.11  GOVERNING LAW.............................................    79
     10.12  Submission To Jurisdiction; Waivers.......................    79
     10.13  Acknowledgments...........................................    80
     10.14  Confidentiality...........................................    80
     10.15  Release of Collateral and Guarantee Obligations...........    81
     10.16  Accounting Changes........................................    81
     10.17  WAIVERS OF JURY TRIAL.....................................    82
     10.18  Limitation of Interest....................................    82

ANNEXES:

A        Lenders and Revolving Credit Commitments
A-1      Pricing Grid

SCHEDULES:

4.4      Consents, Authorizations, Filings and Notices
4.15     Subsidiaries
4.21(b)  Existing FCC Authorizations
4.21(c)  Investigations and Proceedings
4.21(d)  Matters Affecting FCC Authorizations, State and Foreign Permits, etc.
4.22-1   UCC Filing Jurisdictions
4.22-2   UCC Filing Statements To Remain on File
4.22-3   UCC Filing Statements To Be Terminated
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens


EXHIBITS:

A      Form of Guarantee and Collateral Agreement
B      Form of Compliance Certificate
C      Form of Closing Certificate
D-1    Form of Term Note
D-2    Form of Revolving Credit Note
E      Form of Assignment and Acceptance
F      Matters to be Covered by Legal Opinion of
           Latham & Watkins
G      Form of Exemption Certificate
H      Form of Prepayment Option Notice
I      Form of Notice of Borrowing
J      Form of Notice of Conversion

                                                                    Exhibit 10.7

          CREDIT AGREEMENT, dated as of August 17, 1999, among INFONET SERVICES CORPORATION, a Delaware corporation (the "Borrower"), the several banks and
                                          --------
other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), MERRILL LYNCH & CO., as lead arranger, book manager
                -------
and syndication agent (in such capacity, the "Arranger"), THE BANK OF NOVA
                                              --------
SCOTIA, as administrative agent (in such capacity, the "Administrative Agent"),
                                                        --------------------
and SOCIETE GENERALE, as documentation agent (in such capacity, the "Documentation Agent").
 -------------------


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Borrower has requested the Lenders to provide credit facilities in the aggregate principal amount of $250,000,000 (as hereinafter defined, the "Facilities") in order (i) to finance capital expenditures and
              ----------
other general corporate purposes of the Borrower and (ii) to repay in full all amounts outstanding under the Existing Credit Facilities; and

          WHEREAS, the Lenders are willing to make the Facilities available upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Administrative Agent": as defined in the preamble hereto.
           --------------------

          "Adjustment Date": as defined in the Pricing Grid.
           ---------------

          "Affiliate": as to any Person, any other Person that, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": the collective reference to the Administrative Agent,
           ------
     Documentation Agent and the Arranger.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
     amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans, (ii) the amount of such Lender's Available Delayed Draw Term Loan Commitment, if any, then in effect and (iii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Agreement": this Credit Agreement, as amended, supplemented or
           ---------
     otherwise  modified from time to time.

          "Applicable Margin": for each Type of Loan under each Facility, the
           -----------------
     rate per annum set forth opposite such Facility under the relevant column heading below:

                                       Base Rate       Eurodollar
                                       Loans           Loans

          Revolving Credit Loans        1.50%           2.50%
          Delayed Draw Term Loans       1.50%           2.50%
          Tranche B Term Loans          1.75%           2.75%

     provided, that on and after the date which is six months after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans will be determined pursuant to the Pricing Grid.

          "Asset Sales": any Disposition of Property or series of related
           -----------
     Dispositions of Property (excluding any such Disposition permitted by clauses (a)-(g) and (i) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "Assignee": as defined in Section 10.6(c).
           --------

          "Assignor": as defined in Section 10.6(c).
           --------

          "Application": an application, in such form as the relevant Issuing
           -----------
     Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

          "AUCS Transaction": a contractual arrangement between the Borrower or
           ----------------
     a Subsidiary and AUCS N.V. and/or AUCS V.O.F. providing for the Borrower or a Subsidiary to render certain services that had previously been rendered by AUCS N.V. and/or AUCS V.O.F.; provided that such arrangement will not result in (i) a net increase in indebtedness or net losses of the Borrower or its Subsidiaries or (ii) a net decrease in Consolidated EBITDA.

          "Available Delayed Draw Term Loan Commitment":  with respect to any
           -------------------------------------------
     Delayed Draw Term Loan Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Delayed Draw Term Loan Commitment then in effect over (b) the aggregate amount of the Delayed Draw Term Loans made by
            ----
     such Lender (whether or not then outstanding).

          "Available Revolving Credit Commitment":  with respect to any Lender
           -------------------------------------
     at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) the aggregate principal
                                                ----
     or face amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Base Rate": for any day, a rate per annum (rounded upwards, if
           ---------
     necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest
                                  ----------
     per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the
                ------------
     Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall
                                           -----------------------------
     mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans": Loans for which the applicable rate of interest is
           ---------------
     based upon the Base Rate.

          "Benefitted Lender": as defined in Section 10.7.
           -----------------

          "Board": the Board of Governors of the Federal Reserve System of the
           -----
     United States (or any successor).

          "Borrower": as defined in the preamble hereto.
           --------

          "Borrowing Date": any Business Day specified by the Borrower as a
           --------------
     date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business Day": (i) for all purposes other than as covered by clause
           ------------
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures": for any period, with respect to any Person,
           --------------------
     the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

          "Capital Lease Obligations": with respect to any Person, the
           -------------------------
     obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or
           ----------------
     unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc.
                        ---
     ("Moody's"), or carrying an equivalent rating by a
       -------
     nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest not less than 95% of their assets in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate": for any day, the annual assessment rate in
           -------------------
     effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC")
                                                                   ----
     classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day, that percentage (expressed as
           ----------------------
     a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date": the date on which the conditions precedent set forth
           ------------
     in Section 5.1 shall have been satisfied, which date shall be not later than August 20, 1999.

          "Code": the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral": all Property of the Loan Parties constituting Specified
           ----------
     Collateral, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": as to any Lender, the sum of the Revolving Credit
           ----------
     Commitment, the Delayed Draw Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender.

          "Commitment Fee Rate": with respect to the Delayed Draw Term Loan
           -------------------
     Facility and the Revolving Credit Facility, a rate per annum, calculated daily based upon the amount outstanding on each day under each such Facility, determined with respect to each such Facility in accordance with the following grid:


               Aggregate Principal Amount            Commitment
               --------------------------
             Outstanding Under Such Facility          Fee Rate
             -------------------------------         ----------
           (as a percentage of the Delayed Draw
               Term Loan or Revolving Credit
                      Commitment)

                *                    33%                1.0%

               **                    33%                .75%
               and
                *                    66%

               **                    66%                .50%

*   Less than or equal to
**  Greater than

          "Commonly Controlled Entity": an entity, whether or not incorporated,
           --------------------------
     that is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Communications Act": the Communications Act of 1934, and any
           ------------------
     successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Compliance Certificate": a certificate duly executed by a
           ----------------------
     Responsible Officer substantially in the form of Exhibit B.

          "Confidential Information Memorandum": the Confidential Information
           -----------------------------------
     Memorandum dated July 1999 and furnished to the initial Lenders in connection with the syndication of the Facilities.

          "Consolidated Current Assets": at any date, all amounts (other than
           ---------------------------
     cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that
           --------------------------------
     would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its

     Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

          "Consolidated EBITDA": of any Person for any period, Consolidated Net
           -------------------
     Income of such Person and its Subsidiaries for such period plus, without
                                                                ----
     duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of
                           -----
     such Consolidated Net Income for such period, the sum of (x) interest income (except to the extent deducted in determining Consolidated Interest Expense), (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (z) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (1) have been previously provided to the Administrative Agent and the Lenders and (2) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent (such acceptance not to be unreasonably withheld), (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period) and (iii) the components of the foregoing definition attributable to NTC during the relevant period shall be excluded.

          "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio
           ----------------------------------------
     of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures) to (b) Consolidated Fixed Charges for such period.

                                                                               8
          "Consolidated Fixed Charges": for any period, the sum (without
           --------------------------
     duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
           ------------------------------------
     (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

          "Consolidated Interest Expense": of any Person for any period, total
           -----------------------------
     cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio": as at the last day of any period of
           ---------------------------
     four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt on such day to (b) the product of Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

          "Consolidated Net Income": of any Person for any period, the
           -----------------------
     consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and
     --------
     its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Total Debt": at any date, the aggregate principal
           -----------------------
     amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP and without duplication.

          "Consolidated Working Capital": at any date, the difference of (a)
           ----------------------------
     Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

          "Contractual Obligation": as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Default": any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Delayed Draw Commitment Period": the period from and including the
           ------------------------------
     Closing Date to the Delayed Draw Termination Date.

          "Delayed Draw Term Loan": as defined in Section 2.1.
           ----------------------

          "Delayed Draw Term Loan Commitment": as to any Lender, the obligation
           ---------------------------------
     of such Lender, if any, to make Delayed Draw Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Delayed Draw Term Loan Commitment" opposite such Lender's name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Delayed Draw Term Loan Commitments is $100,000,000.

          "Delayed Draw Term Loan Facility": as defined in the definition of
           -------------------------------
     "Facility" in this Section 1.1.

          "Delayed Draw Term Loan Lender": each Lender that has a Delayed Draw
           -----------------------------
     Term Loan Commitment or is the holder a Delayed Draw Term Loan.

          "Delayed Draw Term Loan Percentage": as to any Delayed Draw Term Loan
           ---------------------------------
     Lender at any time, the percentage which such Lender's Delayed Draw Term Loan Commitment then constitutes of the aggregate Delayed Draw Term Loan Commitments (or at any time after the Delayed Draw Term Loan Commitments have terminated, the percentage which the aggregate principal amount of such Lender's Delayed Draw Term Loans then outstanding constitutes of the aggregate principal amount of the Delayed Draw Term Loans then outstanding).

          "Delayed Draw Termination Date": the date which is twelve months
           -----------------------------
     after the Closing Date.

          "Derivatives Counterparty": as defined in Section 7.6.
           ------------------------

          "Disposition": with respect to any Property, any sale, lease, sale
           -----------
     and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative
                             -------       -----------
     meanings.

          "Dollars" and "$": lawful currency of the United States of America.
           -------       -

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized under
           -------------------
     the laws of any jurisdiction within the United States of America.

          "Environmental Laws":  any and all laws, rules, orders, regulations,
           ------------------
     statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits":  any and all permits, licenses, approvals,
           ---------------------
     registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day,  the aggregate
           ---------------------------------
     (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be
          --------------------
     determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

          "Eurodollar Loans": Loans for which the applicable rate of interest is
           ----------------
     based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                     ------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
     the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the
           ----------------
     difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower and its Subsidiaries minus (b) the sum, without duplication, of (i) the amount of all non-cash
     -----
     credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash or Cash Equivalents during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt (including any prepayment penalties or premiums thereon or in respect thereof) during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower and its Subsidiaries.

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary other than a
           -----------------------------
     Foreign Subsidiary that is and has from its inception been treated as a pass through entity for United States federal and state income tax purposes and is already fully subject to United States federal and state income tax on its operations and investments.

          "Existing Credit Facilities": the collective reference to (a) the
           --------------------------
     $50,000,000 Credit Agreement, dated as of May 19, 1999, among the Borrower, the several lenders from time to time party thereto and Merrill Lynch & Co., as Arranger, and Merrill Lynch Capital Corporation, as Administrative Agent, and all Indebtedness outstanding thereunder and (b) the Loan Agreement, dated as of December 10, 1998, among the Borrower, Mellon US Leasing and the several lenders from time to time party thereto and all Indebtedness outstanding thereunder.

          "FCC":  the Federal Communications Commission, or any other successor
           ---
     agency of the United States Government administering the Communications
     Act.

          "Facility":  each of (a) the Delayed Draw Term Loan Commitments and
           --------
     the Delayed Draw Term Loans made thereunder (the "Delayed Draw Term Loan
                                                       ----------------------
     Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term
     --------
     Loans made thereunder (the "Tranche B Term Loan Facility"), and (c) the
                                 ----------------------------
     Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").
           -------------------------

          "FCC Authorizations":  any license, permit, authorization,
           ------------------
     registration, consent or certification issued by the FCC.

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
     the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
     Domestic Subsidiary.

          "Funded Debt":  with respect to any Person, all Indebtedness of such
           -----------
     Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "Funding Office":  the office specified from time to time by the
           --------------
     Administrative Agent as its funding office by notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     of America as in effect from time to time, except that for purposes of
     Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
     Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements":  all interest rate swaps, caps or collar
           ----------------
     agreements or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
     all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses
     (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
     by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock that (i) has a liquidation preference,
     (ii) was issued by such Person or its Subsidiaries and (iii) is held by any Person other than the issuer thereof and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities":  as defined in Section 10.5.
           -----------------------

          "Indemnitee":  as defined in Section 10.5.
           ----------

          "Infonet Belgium":  Infonet Belgium, S.A., a Belgian company, wholly
           ---------------
     owned by the Borrower.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
     of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
     (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
     period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all relevant Lenders) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all relevant Lenders) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions
                           --------
     relating to Interest Periods are subject to the following:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on such Loan, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable; and

                    (iii)  any Interest Period that begins on the last
          Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

          "Investments":  as defined in Section 7.8.
           -----------

          "IPO": the issuance by the Borrower of shares of its common stock to
           ---
     the public pursuant to a bona fide underwritten public offering, pursuant to which the Borrower receives gross proceeds of at least $250,000,000.

          "Issuing Lender":  The Bank of Nova Scotia, or any other Revolving
           --------------
     Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent (which consent of the Administrative Agent shall not be unreasonably withheld).

          "L/C Commitment":  $10,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
     and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":   with respect to any Letter of Credit, the
           ----------------
     collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such letter of Credit.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents":  this Agreement, the Security Documents and the
           --------------
     Notes.

          "Loan Parties":   the Borrower and each Subsidiary of the Borrower
           ------------
     that is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
     holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, (a) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments, and (b) in the case of the Delayed Draw Term Loan Facility, prior to any termination of the Delayed Draw Term Loan Commitments, the holders of more than 50% of the sum of the Delayed Draw Term Loans then outstanding plus the Available Delayed Draw Term Loan Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
     Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan

     Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Maximum Rate":  as defined in Section 10.18.
           ------------

          "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a)  in connection with any Asset Sale or any
           -----------------
     Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities by the Borrower or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.18(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.18(d).
           ---------------

          "Note":  any promissory note evidencing any Loan.
           ----

          "NTC":  Networks Telephony Corporation, of which the Borrower owns
           ---
     approximately 45% of the capital stock on a fully diluted basis as of the Closing Date.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
     without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the

     Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary
                --------
     under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements..

          "Original Investors":  the collective reference to the six holders of
           ------------------
     the Borrower's Class A common stock as of the Closing Date.

          "Other Agreement":  as defined in Section 10.18.
           ---------------

          "Other Taxes":  any and all present or future stamp or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant":  as defined in Section 10.6(b).
           -----------

          "Payment Office":  the office specified from time to time by the
           --------------
     Administrative Agent as its payment office by notice to the Borrower and the Lenders.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA (or any successor).

          "Person":  an individual, partnership, corporation, limited liability
           ------
     company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan that is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A-1.
           ------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Property":  any right or interest in or to property of any kind
           --------
     whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Recovery Event":  the receipt by the Borrower or any Subsidiary of
           --------------
     any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Reference Lender":  The Bank of Nova Scotia.
           ----------------

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
     time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
     reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
     Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10(c) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
     which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
     Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary's business.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
     Event, the Reinvestment Deferred Amount relating thereto less any amount
                                                              ----
     expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's or the applicable Subsidiary's business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
     Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Related Fund":  with respect to any Lender that is a fund that
           ------------
     invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. (S) 4043.

          "Required Lenders":  at any time, the holders of more than 50% of (a)
           ----------------
     until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding, (ii) the aggregate undrawn amount of the Delayed Draw Term Loan Commitments then in effect or, if the Delayed Draw Term Loan Commitments have been terminated, the aggregate unpaid principal amount of the Delayed Draw Term Loans then outstanding and (iii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the aggregate principal amount of Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
     respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  the chief executive officer, president, any
           -------------------
     vice president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

          "Restricted Payments":  as defined in Section 7.6.
           -------------------

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
     such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     The original aggregate amount of the Total Revolving Credit Commitments is $100,000,000.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
     the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Facility":  as defined in the definition of
           -------------------------
     "Facility" in this Section 1.1.

          "Revolving Credit Lender":  each Lender that has a Revolving Credit
           -----------------------
     Commitment or that is the holder of Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
     any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal or face amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the principal or face amount of Total Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date":  the date which is six years
           ---------------------------------
     after the Closing Date.

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
     at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "SEC":  the Securities and Exchange Commission (or successors thereto
           ---
     or an analogous Governmental Authority).

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
     Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Single Employer Plan":  any Plan that is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Solvent":  with respect to any Person, as of any date of
           -------
     determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Collateral":  collectively, (a) all Capital Stock of all
           --------------------
     Domestic Subsidiaries and all Foreign Subsidiaries other than Excluded Foreign Subsidiaries, (b) 65% of the Capital Stock of all Excluded Foreign Subsidiaries owned directly by the Borrower or any Subsidiary other than an Excluded Foreign Subsidiary, (c) substantially all tangible personal property located in the United States, and substantially all intangible property, of the Borrower and the Domestic Subsidiaries (other than any such personal property in respect of which the Administrative Agent determines that the cost of obtaining a perfected first priority (subject to Liens permitted hereunder) security interest therein would be disproportionate to the value of such security interest to the Lenders)
     and (d) each parcel of real property owned in fee simple by the Borrower or any Domestic Subsidiary having a book value or market value in excess of $1,000,000; provided, that Specified Collateral shall exclude (i) the
                 --------
     Borrower's new headquarters building and the furniture and fixtures therein and thereto and the Borrower's data center facility in Maryland, (ii) the Capital Stock and assets of NTC and (iii) the Capital Stock and assets of Infonet Belgium.

          "Specified Hedge Agreement":  any Hedge Agreement (a) entered into by
           -------------------------
     (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any Affiliate thereof or any Person that was a Lender or its Affiliate at the time of entry thereto, as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery by the Borrower or its Subsidiary thereof, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge shall not create in favor of the Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, and shall exclude NTC and Osiware International S.A., unless otherwise expressly indicated.

          "Subsidiary Guarantor":  each Subsidiary of the Borrower other than
           --------------------
     any Excluded Foreign Subsidiary.

          "Term Loan Facilities":  the collective reference to the Delayed Draw
           --------------------
     Term Loan Facility and the Tranche B Term Loan Facility.

          "Term Loan Lenders":  the collective reference to the Delayed Draw
           -----------------
     Term Loan Lenders and the Tranche B Term Loan Lenders.

          "Term Loans":  the collective reference to the Delayed Draw Term Loans
           ----------
     and Tranche B Term Loans.

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
     amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
     amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Tranche B Prepayment Amount" as defined in Section 2.16(d).
           ---------------------------

          "Tranche B Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche B Term Loan Commitment":  as to Tranche B Term Loan Lender,
           ------------------------------
     the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Annex A, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $50,000,000.

          "Tranche B Term Loan Facility":  as defined in the definition of
           ----------------------------
     "Facility" in this Section 1.1.

          "Tranche B Term Loan Lender":  each Lender that has a Tranche B Term
           --------------------------
     Loan Commitment or is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage":  as to any Lender at any time, the
           ------------------------------
     percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transferee":  as defined in Section 10.15.
           ----------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
     Eurodollar Loan.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
     the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that is
           ---------------------------------
     a Wholly Owned Subsidiary of the Borrower.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b   As used herein and in the other Loan Documents, and any
certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Term Loan Commitments.  Subject to the terms and conditions
               ---------------------
hereof, (a) the Delayed Draw Term Loan Lenders severally agree to make term loans (each, a "Delayed Draw Term Loan") to the Borrower during the Delayed Draw
                ----------------------
Commitment Period in an aggregate principal amount for each Delayed Draw Term Loan Lender not to exceed the amount of the Delayed Draw Term Loan Commitment of such Lender and (b) the Tranche B Term Loan Lenders severally agree to make term loans (each, a "Tranche B Term Loan") to the Borrower on the Closing Date
                     -------------------
in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.11.

          2.2  Procedure for Term Loan Borrowing.  (a) The Borrower may borrow
               ---------------------------------
under the Delayed Draw Term Loan Commitments on any Business Day during the Delayed Draw Commitment Period, provided that the Borrower shall give the
                                --------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 pm, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Delayed Draw Term Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing of Delayed Draw Term Loans under the Delayed Draw Term Loan Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Delayed Draw Term Loan Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Delayed Draw Term Loan Lender thereof. Each Delayed Draw Term Loan Lender will make its Delayed Draw Term Percentage of the amount of each borrowing of Delayed Draw Term Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowings will then be made available to the Borrower by the Administrative Agent promptly in like funds as received by the Administrative Agent.

          (b   The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 pm, New York City time, (a) three Business Days prior to the anticipated Closing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the anticipated Closing Date, in the case of Base Rate Loans), requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Closing Date and specifying (i) the Type of Tranche B Term Loans to be borrowed and (ii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower promptly the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders, in like funds as received by the Administrative Agent.

          2.3  Repayment of Term Loans.  (a)  The Delayed Draw Term Loans of
               -----------------------
each Delayed Draw Lender shall mature in 20 consecutive quarterly installments, commencing on September 30, 2001, each of which shall be in an amount equal to such Lender's Delayed Draw Term Loan Percentage multiplied by the amounts set forth below opposite such installment:

           Year                                  Principal Amount
           ----                                  ------------------

           September 30, 2001                            $1,125,000
           December 31, 2001                             $1,125,000
           March 31, 2002                                $1,125,000
           June 30, 2002                                 $1,125,000
           September 30, 2002                            $2,375,000
           December 31, 2002                             $2,375,000
           March 31, 2003                                $2,375,000
           June 30, 2003                                 $2,375,000
           September 30, 2003                            $9,875,000
           December 31, 2003                             $9,875,000
           March 31, 2004                                $9,875,000
           June 30, 2004                                 $9,875,000
           September 30, 2004                            $2,375,000
           December 31, 2004                             $2,375,000
           March 31, 2005                                $2,375,000
           June 30, 2005                                 $2,375,000
           September 30, 2005                            $9,250,000
           December 31, 2005                             $9,250,000
           March 31, 2006                                $9,250,000
           June 30, 2006                                 $9,250,000

; provided, that to the extent that less than $100,000,000 aggregate principal
  --------
amount of delayed Draw Term Loans are borrowed, each of the amounts set forth above shall be proportionately reduced.

          (b   The Tranche B Term Loan of each Tranche B Lender shall mature in
28 consecutive quarterly installments, commencing on September 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

           Installment                            Principal Amount
           -----------                            ----------------

           September 30, 1999                              $125,000
           December 31, 1999                               $125,000
           March 31, 2000                                  $125,000
           June 30, 2000                                   $125,000
           September 30, 2000                              $125,000
           December 31, 2000                               $125,000
           March 31, 2001                                  $125,000
           June 30, 2001                                   $125,000
           September 30, 2001                              $125,000
           December 31, 2001                               $125,000
           March 31, 2002                                  $125,000

           June 30, 2002                                $   125,000
           September 30, 2002                           $   125,000
           December 31, 2002                            $   125,000
           March 31, 2003                               $   125,000
           June 30, 2003                                $   125,000
           September 30, 2003                           $   125,000
           December 31, 2003                            $   125,000
           March 31, 2004                               $   125,000
           June 30, 2004                                $   125,000
           September 30, 2004                           $   125,000
           December 31, 2004                            $   125,000
           March 31, 2005                               $   125,000
           June 30, 2005                                $   125,000
           September 30, 2005                           $11,750,000
           December 31, 2005                            $11,750,000
           March 31, 2006                               $11,750,000
           June 30, 2006                                $11,750,000

          2.4  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided
                                                                      --------
that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

          (b   The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

          2.5  Procedure for Revolving Credit Borrowing.   The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall give the
                                    --------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 pm, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of

Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower promptly by the Administrative Agent in like funds as received by the Administrative Agent.

          2.6  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8), and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c   The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d   The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the

Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e   The Borrower agrees that, upon the request to the Administrative
Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit D-1 or D-2, respectively, with appropriate insertions as to date and principal amount.

          2.7  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the date hereof to and including the Revolving Credit Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b   The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender a commitment fee for the period from and including the date hereof to and including the Delayed Draw Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Delayed Draw Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Delayed Draw Termination Date, commencing on the first of such dates to occur after the date hereof.

          2.8  Termination or Reduction of Commitments.  (a) The Borrower shall
               ---------------------------------------
have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit
             --------
Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the Revolving Credit Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b   The Borrower shall have the right, upon not less than three
Business Days' notice to the Administrative Agent, to terminate the Delayed Draw Term Loan Commitments, or, from time to time, reduce the aggregate amount of Delayed Draw Term Loan Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the Delayed Draw Term Loan Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Delayed Draw Term Loan Commitments then in effect.

          2.9  Optional Prepayments. The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that
                                                                  --------
if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.10 Mandatory Prepayments and Commitment Reductions.  (a)  Unless
               -----------------------------------------------
the Required Prepayment Lenders shall otherwise agree, subject to Section 2.16(d), if any Capital Stock shall be issued by the Borrower or any of its Subsidiaries, on the date of such issuance an amount equal to 50% (or, if the Consolidated Leverage Ratio, determined as at the end of the most recent period of four consecutive fiscal quarters ended prior to the required date of prepayment for which the relevant financial information is available on a pro
                                                                          ---
forma basis as if such issuance had occurred on the first day of such period, is
-----
less than 4.0 to 1.0, 25%) of the Net Cash Proceeds thereof shall be applied toward the prepayment of the Term Loans, as set forth in Section 2.10(e); provided that the first $750,000,000 of Net Cash Proceeds received by the
--------
Borrower of an IPO of Capital Stock of the Borrower shall be excluded from the foregoing requirement.

          (b   Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.16(d), if any Indebtedness (in respect of which the Borrower or any Subsidiary received Net Cash Proceeds) shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and/or the reduction of the Revolving Credit Commitments, as set forth in Section 2.10(e); provided that the first $100,000,000 of Net Cash
                          --------
Proceeds of such Indebtedness constituting senior subordinated Indebtedness (if such Indebtedness is permitted to be incurred hereunder) shall be excluded from the foregoing requirement.

          (c   Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.16(d), if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on such date the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to 100% of the amount of such Net Cash Proceeds, as set forth in Section 2.10(e); provided, that,
                                                    --------
notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid, and/or the Revolving Credit Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e).

          (d) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.16(d), if, for any fiscal year of the Borrower commencing with the fiscal year beginning in 2002, there shall be Excess Cash Flow, on the relevant Excess Cash Flow Application Date the Term Loans shall be prepaid by an amount equal to 50% (or, if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 4.0 to 1.0, 25%) of such Excess Cash Flow, as set forth in Section 2.10(e). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than
                             ---------------------------------
five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and
(ii) the date such financial statements are actually delivered.

          (e) Subject to Section 2.16, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, first, to the prepayment of the Term Loans and, second, if required
         -----                                           ------
above and after the Term Loans are paid in full, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if
                                                                --------
the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash or Cash Equivalents in an interest bearing cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. The application of any prepayment of Loans under any Facility pursuant to this Section shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar
      -----                                              ------
Loans under such Facility. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.11  Conversion and Continuation Options.  (a) The Borrower may elect
                -----------------------------------
from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made
               --------
only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular
                           --------
Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower
                                       --------  -------
shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12  Minimum Amounts and Maximum Number of Eurodollar Tranches.
                ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.13  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
                --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of
                                            ----
Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest
                          ----
payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do
                      ----
not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each
                                    ----
case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.14  Computation of Interest and Fees.  (a)  Interest, fees,
                --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15  Inability to Determine Interest Rate.  If prior to the first day
                ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.16  Pro Rata Treatment and Payments.  (a)  Each borrowing by the
                -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Delayed Draw
                              --- ----
Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the
                                                 --- ----
respective amounts then due and owing to the Lenders.

          (b) Each mandatory prepayment required by Section 2.10 to be applied to Term Loans shall be allocated between the Term Loan Facilities pro rata
                                                                  --- ----
according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated between the Term Loan Facilities pro rata according to the respective
                                           --- ----
outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan
--- ----
Lenders, and shall be applied to the installments of such Term Loans pro rata
                                                                     --- ----
based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the
--- ----
Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of outstanding Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

          (d) Notwithstanding anything to the contrary in Sections 2.9, 2.10 or 2.16, so long as any Delayed Draw Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to all or a portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.9 or mandatory prepayment described in
Section 2.10, in each case that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Delayed Draw Term
              ---------------------------
Loans remain outstanding, the Borrower will, (i) in the case of any optional prepayment which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, and (ii) in the case of any mandatory prepayment required to be made pursuant to
Section 2.10, in lieu of applying such amount to the prepayment of Tranche

B Term Loans as provided in Section 2.10(e) and 2.16(b), on the date specified in Section 2.10 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable
 ------------------------
after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender (with a copy to the Borrower) a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment
                                                                ----------
Date") that is 3 Business Days after the date of the Prepayment Option Notice,
----
the relevant Tranche B Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding relevant Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"),
                                                           -----------------
and such amount shall be applied toward prepayment of the Tranche B Term Loans with respect to each Accepting Lender and (ii) the Borrower shall pay to the Administrative Agent an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders, and such amount shall be applied to the prepayment of the Delayed Draw Term Loans.

          (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 pm, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 1:00 pm, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal

Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not
           --- ----
made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such

Lender, within 30 days following its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 30 days following submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent), together with an explanation and accompanying calculations in reasonable detail, shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.18  Taxes.  (a)  All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other
                                            ------------------
Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to
           --------  -------
increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224 (or, if required, Form W-8BEN or Form W-8ECI), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit G and a Form W-8, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding, provided that such
                                                             --------
Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) No Lender shall be subject to U.S withholding tax or non-U.S. withholding tax on the date it becomes a party to this Agreement (or, in the case of any Participant, on the date such Participant purchases the related participation).

          2.19  Indemnity.  The Borrower agrees to indemnify each Lender for,
                ---------
and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) subject to Section 2.16(d), default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) subject to Section 2.16(d), the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20  Illegality.  Notwithstanding any other provision herein, if
                ----------
after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21  Change of Lending Office.  Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

          2.22  Replacement of Lenders under Certain Circumstances.  The
                --------------------------------------------------
Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any
             --------
Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken each required action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section
2.17 or 2.18, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.19 (as though Section 2.19 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower or such replacement financial institution shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, any Agent or any other Lender shall have against the replaced Lender.


                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                                                                         -------
of Credit") for the account of the Borrower (or for the joint and several
---------
account of the Borrower and any Domestic Subsidiary thereof, if so requested by the Borrower) on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter
--------
of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero.

Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may
                  --------
provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly furnish to the Administrative Agent, notice of the issuance of each Letter of Credit issued by it (including the amount thereof).

          3.3  Fees and Other Charges.  (a)  The Borrower will pay a fee on the
               ----------------------
aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit issued by it at a rate per annum to be agreed upon by the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  Each Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of

Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), such Issuing
----
Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share
                                                           --- ----
thereof; provided, however, that in the event that any such payment received by
         --------  -------
such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to
               ----------------------------------------
reimburse each Issuing Lender on the next Business Day after each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be
                                   --------------
made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and
(ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made (without regard to whether the conditions precedent in Section 5.2 are satisfied), pursuant to Section 2.5, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

          3.6  Obligations Absolute.  The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions resulting from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to each Agent and each Lender that:

          4.1  Financial Condition.  (a)  The audited consolidated balance
               -------------------
sheets of the Borrower as at April 2, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The pro forma unaudited consolidated balance sheet of the Borrower (excluding NTC) as at April 2, 1999, and the related unaudited consolidated statements of income and cash flows for the twelve-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the twelve-month period then ended (subject to normal year-end audit adjustments)(excluding NTC). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from April 2, 1999 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of their business or Property.

          4.2  No Change.  Since April 2, 1999 there has been no development or
               ---------
event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Corporate Existence; Compliance with Law.  Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except where failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Each
               -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) approvals by the board of directors or other governing body and such consents, authorizations, filings and notices described in Schedule 4.4, which approvals, consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.22 and (iii) such approvals, consents, authorizations, filings and notices the absence of which could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document when executed and delivered pursuant hereto will have been, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries in any respect that could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

          4.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither  the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8   Ownership of Property; Liens.  Each of  the Borrower and its
                ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3. The Borrower and its Subsidiaries have all material rights of way and permits required to use communications lines or facilities required for the conduct of their business.

          4.9   Intellectual Property.  The Borrower and each of its
                ---------------------
Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use by the Borrower or any of its Subsidiaries of any material Intellectual Property or the validity or effectiveness of any material Intellectual Property owned by the Borrower or any of its Subsidiaries, nor does the Borrower know of any valid basis for any such claim. The use of material Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes.  Each of  the Borrower and each of its Subsidiaries has
                -----
filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charge.

          4.11  Federal Regulations.  No part of the proceeds of any Revolving
                -------------------
Credit Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          4.12  Labor Matters. There are no strikes or other labor disputes
                -------------
against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          4.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations.  No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15  Subsidiaries.  (a) The Subsidiaries listed on Schedule 4.15
                ------------
constitute all the Subsidiaries of the Borrower at the date hereof.  Schedule
4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

          (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary, except as disclosed on Schedule 4.15.

          4.16  Use of Proceeds.   The proceeds of the Tranche B Term Loans and
                ---------------
a portion of the proceeds of the Delayed Draw Term Loans shall be used to repay the Existing Credit Facilities. The proceeds of the Delayed Draw Term Loans and the Revolving Credit Loans shall be used for the general working capital needs of the Borrower and its Subsidiaries, including Capital Expenditures and a loan from the Borrower to NTC in an aggregate principal amount not to exceed $5,000,000.

          4.17  Environmental Matters.  Other than exceptions to any of the
                ---------------------
following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned by the Borrower or any of its Subsidiaries.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

          (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18  Accuracy of Information, etc.  No factual statement or
                -----------------------------
information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished in writing to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances when made. The projections and pro forma financial information contained in the
                           --- -----
materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Solvency.  Each Loan Party is, and after giving effect to the
                --------
incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

          4.20  Year 2000 Matters.  Except where the failure to do so could not
                -----------------
reasonably be expected to have a Material Adverse Effect, any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) the Borrower's computer systems and (ii) the Borrower's equipment containing embedded microchips and the testing of all such systems and equipment owned by the Borrower, as so reprogrammed, will be completed by September 30, 1999. To the knowledge of the Borrower, the cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

          4.21   FCC and State Regulatory Compliance.  (a)  The Borrower and its
                 -----------------------------------
Subsidiaries are in compliance with (i) the Communications Act, (ii) all applicable communications laws and regulations of any state of the United States (the "States") and (iii), to the knowledge of the Borrower, all applicable communications laws and regulations of any foreign jurisdiction (the "Foreign Jurisdictions"), except in the case of the foregoing clauses (i), (ii) and (iii) taken together to the extent that the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there is no license or permit required for the operations of the business of the Borrower or its Subsidiaries by any State or Foreign Jurisdiction or by the FCC which is not held by the Borrower and its Subsidiaries.

          (b) The Borrower and its Subsidiaries hold the FCC Authorizations identified in Schedule 4.21(b). Except as described in Schedule 4.21(b), each of such FCC Authorizations is in full force and effect and has not been revoked, suspended, canceled, or modified in any adverse way and, except as may be set forth on Schedule 4.21(b), is not subject to any conditions or requirements that are not generally imposed by the FCC upon the holders of such authorizations. The FCC Authorizations listed in Schedule 4.21(b) are the only FCC Authorizations required for the conduct of the business of the Borrower and its Subsidiaries as conducted on the Closing Date. Neither the Borrower nor any of its Subsidiaries holds any radio license issued by the FCC under Title III of the Communications Act.

          (c) Except as described on Schedule 4.21(c), (i) the Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC or any governmental body in any State or any Foreign Jurisdiction, or of any other proceedings of or before the FCC or any governmental body in any State or any Foreign Jurisdiction, which could reasonably be expected to have a Material Adverse Effect; and (ii) no proceedings are pending or, to the knowledge of the Borrower, threatened, to revoke or limit any FCC Authorization, any permits, certificates, licenses, registrations, tariff filings or approvals or other authorizations from the States to conduct their current business (collectively "State Permits") or any permits, certificates, licenses, registrations, tariff
 -------------
filings or approvals or other authorizations from the Foreign Jurisdictions to conduct their current business (collectively "Foreign Permits"), except, in each
                                              ---------------
case, those the absence or violation of which do not and could not reasonably be expected to have a Material Adverse Effect.

          (d) Except as described on Schedule 4.21(d), the Borrower has no knowledge of the occurrence of any event which results in, or after notice or lapse of time or both would result in, (i) revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any State Permit, Foreign Permit or FCC Authorization or (ii) any requirement to obtain any FCC Authorization, State Permit or Foreign Permit which (in the case of (i) and (ii) above), in any respect, could reasonably be expected in the future to affect any of the rights of the Borrower or any of its Subsidiaries under any State Permit, Foreign Permit or FCC Authorization or the qualifications of the Borrower to conduct its business consistent with the FCC's regulation and the applicable law of any State or Foreign Jurisdiction in any respect that could reasonably be expected to have a Material Adverse Effect, except such changes in laws or regulations in any jurisdiction arising after the date of this

Agreement which are generally applicable in the industry and may affect the Borrower or its Subsidiaries.

          (e) Each of the Borrower and its Subsidiaries has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act and all applicable State and Foreign Jurisdiction communications laws and regulations, and all such filings were when made true, correct and complete in all material respects, except to the extent that the failure to comply or the failure of any of the statements made in this paragraph to be true and correct could not reasonably be expected to have a Material Adverse Effect.

          4.22  Security Documents.  The Guarantee and Collateral Agreement is
                ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.22-1 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings and actions as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been duly completed, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and, in the case of Pledged Stock, Liens that arise by operation of law). Schedule 4.22-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.22-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 4.22-3.


                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extension of Credit.  The agreement of each
               -----------------------------------------
Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, and (iii) for the account of each Lender so requesting, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b)  Financial Statements. The Lenders shall have received audited
               --------------------
     consolidated financial statements of the Borrower for the 1998 and 1999 fiscal years and unaudited interim consolidated financial statements of the Borrower for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the Borrower's audited financial statements for fiscal year 1999 or the projections of the Borrower contained in the Confidential Information Memorandum.

          (c)  Approvals. All governmental and third party approvals, if any,
               ---------
     necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (d)  Related Agreements. The Administrative Agent shall have received
               ------------------
     (in a form reasonably satisfactory to the Administration Agent), certified as to authenticity by the Borrower, of any other debt instrument or security agreement in each case in respect of indebtedness in excess of $2,000,000 to which the Loan Parties may be a party.

          (e)  Termination of Existing Credit Facilities. The Administrative
               -----------------------------------------
     Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Existing Credit Facilities shall be simultaneously terminated, and all amounts thereunder shall be simultaneously paid in full.

          (f)  Fees. The Lenders and the Agents shall have received all fees
               ----
     required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Arranger), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (g)  Business Plan. The Lenders shall have received a satisfactory
               -------------
     business plan for fiscal years 1999-2006 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the 2006 fiscal year end.

          (h)  Closing Certificate. The Administrative Agent shall have received
               -------------------
     a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (i)  Legal Opinions. The Administrative Agent shall have received the
               --------------
     legal opinion of Latham & Watkins, counsel to the Borrower and its Subsidiaries, which shall cover the matters set forth in Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j)  Lien Searches. The Administrative Agent shall have received the
               -------------
     results of a recent Lien search in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect by the filing of financing statements security interests in the Collateral, and such search shall reveal no Liens on any of the Collateral, except for Liens permitted by Section 7.3, or terminated, or as to which UCC Termination Statements have been delivered to the Administrative Agent, on or before the Closing Date.

          (k)  Pledged Stock; Stock Powers; Acknowledgment and Consent ; Pledged
               -----------------------------------------------------------------
     Notes. The Administrative Agent shall have received (i) the certificates,
     -----
     if any, representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and that is controlled by a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (l)  Filings, Registrations and Recordings. Each document (including,
               -------------------------------------
     without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3, or Liens to be released on or before the Closing Date), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

          (m)  Insurance. The Administrative Agent shall have received insurance
               ---------
     certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          5.2  Conditions to Each Extension of Credit. The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties. Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for such representations and warranties that are expressly stated to relate to a specific earlier date.

          (b)  No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing or request for issuance of a Letter of Credit by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent indemnification and reimbursement obligations), the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements. Furnish to each Agent and each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

     all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information. Furnish to each Agent and each
               -------------------------------
Lender, or, in the case of clause (d), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a) (for fiscal years ending after the date of this Agreement), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any United States Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (c) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

          (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations. Pay, discharge or otherwise satisfy at or
               ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and provided that, with respect to any such obligations that constitute Indebtedness, the failure of the Borrower or any of its Subsidiaries so to pay, discharge or otherwise satisfy such Indebtedness shall not be deemed to constitute noncompliance with this Section so long as such failure shall not constitute an Event of Default under Section 8(e).

          6.4  Conduct of Business and Maintenance of Existence, etc. (a) (i)
               -----------------------------------------------------
Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance. (a) Keep all Property and
               ----------------------------------
systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions. (a) Keep
               ------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) with reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts (at the expense of such Lender, unless an Event of Default shall be continuing) from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants, provided that so long as no Event of Default has occurred and is continuing, such visits shall be coordinated with the Administrative Agent so that in any twelve-month period no more than two such visits shall occur.

          6.7  Notices. Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws. (a) Comply in all material respects with, and
               ------------------
ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.9  Interest Rate Protection. In the case of the Borrower, within 180
               ------------------------
days after the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of outstanding Term Loans is subject to either a fixed interest rate or interest rate protection for a period satisfactory to the Administrative Agent, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

          6.10 Additional Collateral, etc. (a) With respect to any Property
               --------------------------
constituting Specified Collateral acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than any Property described in paragraph (b), (c) or (d) of this Section) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and
(ii) take all actions necessary or advisable to grant to the

Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject, however, to Liens permitted by Section 7.3) in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property constituting Specified Collateral acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (i) execute and deliver a first priority mortgage or deed of trust, as applicable (subject, however, to Liens permitted hereunder) in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted by Section 7.3 that arise by operation of law) in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject, however, to Liens permitted by Section 7.3) in the Collateral (other than any such personal property in respect of which the Administrative Agent determines that the cost of obtaining a first priority security interest therein would be disproportionate to the value of such security interest to the Lenders) described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Liens permitted by Section 7.3 that arise by operation of law) in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.11 Further Assurances. From time to time execute and deliver, or
               ------------------
cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of (i) implementing or effectuating the provisions of this Agreement and the other Loan Documents, (ii) more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto, or (iii) obtaining a perfected security interest in any Capital Stock or Intellectual Property to the extent that the perfection of such security interest is governed by the laws of a jurisdiction outside the United States if the Administrative Agent determines that the cost of obtaining such security interest would not be disproportionate to the value of such security interest to the Lenders. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, upon request by the Administrative Agent or such Lender, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent indemnification and reimbursement obligations), the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed
               -------------------------------
Charge Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than the ratio set forth opposite such period below:

                             Period                       Ratio
                             ------                       -----

                    07/01/03 - 06/30/04                 1.50:1.00

                    thereafter                          1.25:1.00

          (b)  Consolidated Leverage Ratio. Permit the Consolidated Leverage
               ---------------------------
Ratio as of the last day of any fiscal quarter of the Borrower ending during any period set forth below to be greater than the ratio set forth opposite such period below:

                             Period                       Ratio
                             ------                       -----

                    Closing Date - 06/30/00             6.50:1.00

                    07/01/00 - 06/30/01                 6.00:1.00

                    07/01/01 - 06/30/02                 5.00:1.00

                    thereafter                          4.00:1.00

          (c)  Consolidated Interest Coverage Ratio. Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower ending during any period set forth below to be less than ratio set forth opposite such period below:

                             Period                       Ratio
                             ------                       -----

                    Closing Date - 06/30/00             1.75:1.00

                    07/01/00 - 06/30/01                 2.25:1.00

                    thereafter                          2.50:1.00

          7.2  Limitation on Indebtedness. Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

          (c) Indebtedness of the Borrower in respect of the Borrower's (i) new headquarters building and fixtures and furnishings located therein or thereon and (ii) Capital Lease Obligations in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

          (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of (i) obligations of the Borrower or any Wholly Owned Subsidiary Guarantor or (ii) any other Subsidiary, subject to Section 7.17;

          (f) subject to Section 7.17, loans or advances from the Borrower to Foreign Subsidiaries in an aggregate amount outstanding together with investments permitted under Section 7.8(i) not to exceed $20,000,000; and

          (g) subordinated Indebtedness (having subordination terms reasonably acceptable to the Required Lenders) in an aggregate principal amount of $100,000,000.

          7.3  Limitation on Liens. Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, broker's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens on the Borrower's new headquarters building securing Indebtedness of the Borrower incurred pursuant to Section 7.2(c);

          (h) purchase money Liens on Indebtedness incurred pursuant to Section 7.2(c);

          (i)  Liens created pursuant to the Security Documents;

          (j)  judgment Liens not giving rise to an Event of Default; and

          (k) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

          7.4  Limitation on Fundamental Changes. Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Subsidiary Guarantor (provided
                                                                      --------
     that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith), and any Foreign Subsidiary may be merged or consolidated into any other Foreign Subsidiary; and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor and any Foreign Subsidiary may be liquidated; and

          (c)  Dispositions permitted under Section 7.5.

          7.5  Limitation on Disposition of Property. Dispose of any of its
               -------------------------------------
Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Wholly-Owned Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;
          (c)  Dispositions permitted by Section 7.4(a) and (b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor or directors' qualifying shares;

          (e) the Borrower may Dispose of the stock of Infonet Belgium, or Infonet Belgium may Dispose of any or all of its assets;

          (f)  any Disposition involving NTC and Infonet Belgium;

          (g)  the sale by the Borrower of its data center facility in Maryland;

          (h)  any Recovery Event, provided, that the requirements of Section
                                   --------
     2.10(c) are complied with in connection therewith; and

          (i)  Dispositions of Cash Equivalents.

          7.6  Limitation on Restricted Payments. Declare or pay any dividend
               ---------------------------------
on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any
                     ------------------------
Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted
                                                                 ----------
Payments"), except that (i) if at the time and after giving effect thereto no
--------
Default or Event of Default shall have occurred or be continuing, the Borrower or any of its Subsidiaries may make any such Restricted Payment provided that the sum of such Restricted Payments shall not exceed $500,000 in the aggregate while this Agreement is in effect and (ii) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor.

          7.7  Limitation on Capital Expenditures. Make or commit to make any
               ----------------------------------
Capital Expenditure, except (a) for each fiscal period set forth below, Capital Expenditures of the

Borrower and its Subsidiaries in the ordinary course of business not exceeding the amount set forth opposite such fiscal period:

                   Period                   Capital Expenditures (millions)
                   ------                   -------------------------------

           Closing Date - 06/30/00                      $150

           07/01/00 - 06/30/01                          $150

           07/01/01 - 06/30/02                          $100

           07/01/02 - 06/30/03                          $100

           07/01/03 - 06/30/04                          $100

           07/01/04 - 06/30/05                          $100

; provided that (i) up to 100% of any such amount referred to above, if not so
  --------
expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in
                                                                -----
respect of amounts permitted for such fiscal year as provided above, and, second, in respect of amounts carried over from the prior fiscal year pursuant
------
to subclause (i) above and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          7.8  Limitation on Investments. Make any advance, loan, extension of
               -------------------------
credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:
                                         -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

          (d) loans and advances to officers and employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $3,000,000 at any one time outstanding;

          (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

          (f)  Investments on the date hereof;

          (g) loans to officers and employees of Borrower and its Subsidiaries for the purchase of shares of Borrower's Capital Stock in an aggregate amount outstanding not to exceed $10,000,000;

          (h) subject to Section 7.17, Investments in NTC in an aggregate amount not to exceed $5,000,000 after the date hereof;

          (i) Investments in Foreign Subsidiaries in an aggregate amount together with Indebtedness permitted under Section 7.2(f) not to exceed $20,000,000 after the date hereof;

          (j)  the Borrower may consummate the AUCS Transaction;

          (k) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount; and

          (l)  Investments received in respect of any Recovery Event.

          7.9  Limitation on Transactions with Affiliates. Enter into any
               ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted or not prohibited under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided, however, that (i)
                                                    --------  -------
this Section shall not prohibit transactions otherwise permitted under this Agreement, including the AUCS Transaction, or customary indemnification obligations for officers and directors, and (ii) Borrower may enter into a sale/leaseback transaction to purchase assets of NTC for a principal purchase price not to exceed $5,000,000 in the aggregate.

          7.10 Limitation on Sales and Leasebacks. Enter into any arrangement
               ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than (subject to Section 7.17) any such arrangement between the Borrower and NTC involving a principal amount not to exceed $5,000,000.

          7.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year
               ---------------------------------------
of the Borrower to end on a day other than the Friday nearest to March 31 or December 31 or change the Borrower's method of determining fiscal quarters.

          7.12  Limitation on Negative Pledge Clauses. Enter into or suffer to
                -------------------------------------
exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby and operating leases (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) agreements existing as of the date hereof and (d) customary anti-assignment clauses.

          7.13  Limitation on Restrictions on Subsidiary Distributions. Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.14  Limitation on Lines of Business. Enter into any business, either
                -------------------------------
directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

          7.15  Limitation on Hedge Agreements. Enter into any Hedge Agreement
                ------------------------------
other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

          7.16  Structure of Future Acquisitions. Directly or indirectly,
                --------------------------------
acquire, or permit any Subsidiary to acquire, any material tangible asset located in the United States, unless such asset is acquired by or immediately transferred to the Borrower or a Wholly Owned Subsidiary Guarantor, and the Borrower or such Subsidiary complies with the requirements of Section 6.10 in respect of such assets.

          7.17  Limitation on Subsidiary Transactions. Make Investments after
                -------------------------------------
the Closing Date in, or enter into Guarantee Obligations in respect of Indebtedness and other Obligations of, any Subsidiary other than a Subsidiary Guarantor, in an aggregate principal amount exceeding $5,000,000 while this Agreement is in effect.

                         SECTION 8. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or deemed furnished; or

          (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7; or

          (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become immediately subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or
                                              --------
     condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
     (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

          (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v)the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole good faith judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (to the extent not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert in writing, or any Lien created by any of the Security Documents on any material part of the Specified Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert in writing; or

          (k) The failure of any of the Original Investors, or any other telecommunications company which acquires (whether through a merger, a purchase of stock or assets, or any other similar transaction) an Original Investor or any or all of the common stock of the Borrower held by an Original Investor (so long as such telecommunications company is of a stature similar to, and other long term senior unsecured debt ratings of which by Standard & Poors Ratings Services and Moody's Investors Service, Inc., are equal to or higher than, that of the acquired Original Investor and so long as at least four of the Original Investors have not been so acquired or transferred all of the Borrower's common stock owned by it as of the Closing Date), or any of their respective Affiliates or any combination thereof to (a) prior to an IPO, (i) own of record and beneficially an amount of Capital Stock of the Borrower equal to at least 75% of the Capital Stock of the Borrower or (ii) have the ability to elect a majority of the board of directors of the Borrower or to otherwise control, directly or indirectly, through one or more intermediaries, the Borrower and (b) after an IPO, (i) own of record and beneficially an amount of Capital Stock of the Borrower equal to at least 51% of the Capital Stock of the Borrower or (ii) have the ability to elect a majority of the board of directors of the Borrower or to otherwise control, directly or indirectly, through one or more intermediaries, the Borrower.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents (other than contingent indemnification and reimbursement obligations) shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 9. THE AGENTS

          9.1  Appointment. Each Lender hereby irrevocably designates and
               -----------
appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          9.2  Delegation of Duties. Each Agent may execute any of its duties
               --------------------
under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions. Neither any Agent nor any of its
               ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Agents. Each Agent shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default. No Agent shall be deemed to have knowledge or
               -----------------
notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided
                                                                     --------
that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Agents and Other Lenders. Each Lender expressly
               ----------------------------------------
acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification. The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Agent in Its Individual Capacity. Each Agent and its affiliates
               --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          9.9  Successor Agents. The Administrative Agent may resign as
               ----------------
Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Liens and Guarantees. The Administrative
               ---------------------------------------------
Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

          9.11 The Arranger; the Documentation Agent. The Arranger, in its
               -------------------------------------
capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents. The Documentation Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                           SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement or any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders)
the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver
                                       --------  -------
and no such amendment, supplement or modification shall:

     (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date or change the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Revolving Credit Commitment or Delayed Draw Term Loans Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

     (ii) amend, modify or waive any provision of this Section or Section 10.6(a) or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

     (iii) amend, modify or waive any condition precedent to any extension of credit under the Delayed Draw Term Loan Facility or Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived solely in order for such extension of credit to be made) without the consent of any Majority Facility Lenders with respect to the Delayed Draw Term Loan Facility or any Majority Revolving Credit Facility Lenders, as the case may be;

     (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

     (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby;

     (vi) amend, modify or waive any provision of Section 2.10 or 2.16 without the consent of each Lender directly affected thereby; or

     (vii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an
                                             --------
executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

     The Borrower:             Infonet Services Corporation
                                   2100 East Grand Avenue (prior to 12/1/99)
                                   2160 East Grand Avenue (on and after 12/1/99) El Segundo, CA 90245
                                   Telephone: 310-335-2810
                                   Fax: 310-322-6229
                                   Attention: Chief Financial Officer


     The Administrative Agent:     The Bank of Nova Scotia
                                   New York Agency
                                   One Liberty Plaza, 26th Floor
                                   New York, New York 10006
                                   Tel: 212-225-5349
                                   Fax: 212-225-5090
                                   Attention: Jose Carlos

                               with a copy to:

                                   Merrill Lynch Capital Corporation
                                   World Financial Center, North Tower
                                   New York, New York 10281

                                   Telephone: 212-449-5233
                                   Fax: 212-449-1885
                                   Attention: Jack Lucid

     The Issuing Lender:      As notified by such Issuing Lender to the
                              Administrative Agent and the Borrower

provided that any notice, request or demand to or upon any Agent, the Issuing
--------
Lender or any Lender shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5  Payment of Expenses.  The Borrower agrees (a) to pay or
                -------------------
reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members), development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation (including pursuant to a "workout") of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for,
                                                               ----------
and hold each

Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided, that the Borrower
                        -----------------------    --------
shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, except with respect to any of the foregoing arising out of the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The

Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in
                                                       --------
purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied
--------
with the requirements of said Section, and provided, further, that no
                                           --------  -------
Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c)  Any Lender (an "Assignor") may, in accordance with applicable law
                               --------
and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender, any affiliate thereof or a Related Fund of any Lender or, with the consent of the Borrower and the Administrative Agent and, in the case of any Assignment of the Revolving Credit Commitments, the written consent of each then Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations
                     --------
under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the then Issuing Lenders is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee
                               --------
(other than any Lender or any affiliate or a Related Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower, and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Note evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of (i) an Assignee which is already a Lender or is an affiliate of a Lender, a Related Fund of a Lender or a Person under common management with a Lender and (ii) an Assignee of the Arranger), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Agents and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or, prior to the Delayed Draw Termination Date, the Available Delayed Draw Term Loan Commitment, and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or, prior to the Delayed Draw Termination Date, any Available Delayed Draw Term Loan Commitment, and/or applicable Term Loans, as the case may be, upon request, a new Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or prior to the Delayed Draw Termination Date, the Available Delayed Draw Term Loan Commitment, and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the effective date of the applicable Assignment and Acceptance and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. Any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section 10.6 regarding assignment in all respects. No pledge described in the immediately preceding clause shall release such Lender from its obligations hereunder.

          10.7  Adjustments; Set-off.  (a) Except to the extent that this
                --------------------
Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall
                                                       -----------------
at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such
                     --------  -------
excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such setoff and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9   Severability.  Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission To Jurisdiction; Waivers.  The Borrower hereby
                 -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgments.  The Borrower hereby acknowledges that:
                 ---------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

          10.14  Confidentiality.  Each of the Agents and the Lenders agrees to
                 ---------------
keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement; provided that nothing herein shall prevent any Agent
                            --------
or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any Affiliate of any thereof which agrees to maintain confidentiality, (b) to any Participant or Assignee (each, a "Transferee") or
                                                              ----------
prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding in respect of the Loan Documents or any transaction contemplated thereby, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15  Release of Collateral and Guarantee Obligations.
                 -----------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all principal and interest and all other Obligations then due and payable (other than Obligations in respect of any Specified Hedge Agreement and contingent indemnification and reimbursement obligations) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

          10.16  Accounting Changes.  In the event that any "Accounting Change"
                 ------------------
(as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          10.17  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS AND THE
                 ---------------------
LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.18  Limitation of Interest.  It is the intent of the Borrower and
                 ----------------------
the Lenders in the execution and performance of this Agreement and all matters incidental and related hereto and the other Loan Documents or any agreement or instrument executed in connection herewith or therewith or with any Indebtedness of the Borrower to the Lenders to remain in strict compliance with all laws applicable to the Lenders from time to time in effect, including, without Limitation, usury laws. In furtherance hereof, the Borrower and the Lenders stipulate and agree that none of the terms and provisions contained in or pertaining to this Agreement or in the other Loan Documents or any other agreement or instrument ("Other Agreement") executed in
                                                 ---------------
connection herewith or with any Indebtedness of the Borrower to the Lenders shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum amount of interest permitted to be charged by the Lenders under all laws in effect and applicable to the Lenders (the "Maximum Rate"). For purposes of
                                              ------------
this Agreement and the Notes, "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the respective laws in effect and applicable to the Lenders that are contracted for, chargeable, receivable (whether received or deemed to have been received) or taken under this Agreement or the Notes or any Other Agreement. The Borrower shall not be required to pay interest hereunder or on any Note or any Other Agreement at a rate or in an amount in excess of the Maximum Rate with respect to the Lenders or the maximum amount of interest that may be lawfully charged by the Lenders under any law which is in effect and applicable to the Lenders, and the provisions of this Section 10.18 shall control over all other provisions of this Agreement and the Notes or any Other Agreement which may be in apparent conflict herewith. If the effective rate or amount of interest which would otherwise be payable under this Agreement or any Note or any Other Agreement, or all of them, would exceed the Maximum Rate for the Lenders or the maximum amount of interest the Lenders or any holder of any Note or any Other Agreement is allowed by the relevant applicable law to charge, contract for, take or receive or in the event the Lenders or any holder of any Note or any Other Agreement shall charge, contract for, take or receive monies that are deemed to constitute interest which could, in the absence of this provision, increase the effective rate or amount of interest payable under this Agreement or any Note or any Other Agreement, or all of them, to a rate or amount in excess of that permitted to be charged, contracted for, taken or received under the applicable laws then in effect with respect to the Lenders, then the principal amount of the Notes or the obligations of the Borrower to the Lenders under this Agreement, the Notes or any Other Agreement or the amount of interest which would otherwise be payable to or for the account of the Lenders under this Agreement or the Notes or any Other Agreement or all of them, shall be reduced to the amount allowed under said laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, or received that are deemed to constitute interest in excess of the Maximum Rate for the Lenders or maximum amount of interest permitted by the relevant applicable laws shall be immediately returned to or credited to the account of the Company upon such determination. In determining whether the interest paid or payable under any specific contingency exceed the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee (excluding attorneys' and accountants' fees) or premium rather than interest and (ii) amortize, prorate, allocate and spread, in equal parts during the full term of the relevant Note, all interest at any time contracted for, charged or received in connection with the relevant Note.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        INFONET SERVICES CORPORATION

                                        By:___________________________________
                                           Name:
                                           Title:

                                        MERRILL LYNCH & CO., as Lead Arranger,
                                        Book Manager and Syndication Agent


                                        By:___________________________________
                                           Name:
                                           Title:


                                        MERRILL LYNCH CAPITAL CORPORATION,
                                        as Lender


                                        By:___________________________________
                                           Name:
                                           Title:

                                        THE BANK OF NOVA SCOTIA, as a Lender and as Administrative Agent


                                        By:___________________________________

                                        Name:

                                        Title:


                                        SOCIETE GENERALE, as a Lender and as
                                        Documentation Agent

                                        By:___________________________________

                                        Name:

                                        Title:

                                        ABN AMRO BANK N.V.


                                        By:___________________________________

                                        Name:

                                        Title:


                                        By:___________________________________

                                        Name:

                                        Title:

                                        BANQUE PARIBAS

                                        By:___________________________________

                                        Name:

                                        Title:


                                        By:___________________________________

                                        Name:

                                        Title:

                                        BAYERISCHE HYPO-UND VEREINSBANK AG,
                                        New York Branch

                                        By:___________________________________

                                        Name:

                                        Title:


                                        By:___________________________________

                                        Name:

                                        Title:

                                        FLEET BANK, N.A.


                                        By:___________________________________

                                        Name:

                                        Title:

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.


                                        By:___________________________________

                                        Name:

                                        Title:

                                      THE BANK OF NOVA SCOTIA


                                      By:  ____________________________________

                                      Name:

                                      Title:

                                      GALAXY CLO 1999-1, LTD.

                                      By:   SAI INVESTMENT ADVISER, Inc., as its
                                            Collateral Manager


                                      By: _____________________________________

                                      Name:

                                      Title:

                                     THE FUJI BANK, Ltd.


                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     UBS AG, Stamford Branch


                                     By:  _____________________________________

                                     Name:

                                     Title:



                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     PILGRIM CAPITAL CORP


                                     By:  ______________________________________

                                     Name:

                                     Title:

                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     MORGAN STANLEY DEAN WITTER PRIME
                                     INCOME TRUST


                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     KZH SOLEIL-2 LLC


                                     By:  ____________________________________

                                     Name:

                                     Title:

                                     DE NATIONALE INVESTERINGS BANK NV


                                     By:  _____________________________________

                                     Name:

                                     Title:


                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     CITICORP USA, INC.



                                     By:  ______________________________________

                                     Name:

                                     Title:

                                     SOCIETE GENERALE



                                     By:  ______________________________________

                                     Name:

                                     Title:

                                     ARCHIMEDES FUNDING, L.L.C.

                                     By:  ING Capital Advisors LLC
                                     as Collateral Manager


                                     By:  ______________________________________

                                     Name:

                                     Title:

                                     ING HIGH INCOME PRINCIPAL
                                     PRESERVATION FUND HOLDINGS, LDC.,


                                     By:  ING Capital Advisors LLC
                                     As Investment Advisor



                                     By:  _____________________________________

                                     Name:

                                     Title:

                                     SEQUILS- ING(HBDGM), LTD.


                                     By:    ING Capital Advisors LLC,
                                            Collateral Manager and
                                            Authorized Signatory


                                     By:  ______________________________________

                                     Name:

                                     Title:

                                     LEHMAN COMMERCIAL PAPER, INC.



                                     By:  ______________________________________

                                     Name:

                                     Title:

ANNEX A


                            LENDERS AND COMMITMENTS

                                                DELAYED DRAW        TRANCHE B TERM                  REVOLVING
    LENDER                                        TERM LOAN              LOAN                        CREDIT
    ------                                        COMMITMENT          COMMITMENT                   COMMITMENT
                                                  ----------          ----------                   ----------
Merrill Lynch Capital Corporation            $    10,750,000         $      7,000,000        $      10,750,000

The Bank of Nova Scotia                           10,250,000                    --0--               10,250,000

Societe Generale                                  10,250,000                    --0--               10,250,000

ABN AMRO Bank N.A.                                 8,500,000                    --0--                8,500,000

Citicorp USA, Inc.                                 8,500,000                    --0--                8,500,000

Goldman Sachs Credit Partners L.P.                 8,500,000                    --0--                8,500,000

Lehman Commercial Paper Inc.                       8,500,000                    --0--                8,500,000

UBS AG, Stamford Branch                            8,500,000                    --0--                8,500,000

De Nationale Investerings Bank                     8,250,000                    --0--                8,250,000

Fleet Bank N.A.                                    6,000,000                    --0--                6,000,000

Bayerische Hypo- Und Vereinsbank                   6,000,000                3,000,000                6,000,000
AG, New York Branch

The Fuji Bank, Ltd.                                6,000,000                    --0--                6,000,000

Galaxy CLO 1999-1, Ltd.                                --0--                8,500,000                    --0--

KZH Soleil-2 LLC                                       --0--                5,000,000                    --0--

Archimedes Funding L.L.C.                              --0--                3,500,000                    --0--

ING High Income Principal                              --0--                5,000,000                    --0--
Preservation Fund Holding, LDC

Sequils-ING I (HBDGM), Ltd.                            --0--                5,000,000                    --0--

Morgan Stanley Dean Witter Prime                       --0--               10,000,000                    --0--
Income Trust

Pilgrim Prime Rate Trust                               --0--                3,000,000                    --0--
                                             ---------------           --------------          ---------------

Total                                        $100,000,000.00           $50,000,000.00          $100,000,000.00

Total Commitments                                                                              $250,000,000.00

                                                                       Annex A-1
                                                                       ---------

                    PRICING GRID FOR REVOLVING CREDIT LOANS


=================================================================================
 Consolidated Leverage          Applicable Margin     Applicable Margin for Base
         Ratio                for Eurodollar Loans            Rate Loans

      **5.00 : 1.00                    2.50%                   1.50%

      **4.50 : 1.00                    2.25%                   1.25%

      **4.00 : 1.00                    2.00%                   1.00%

      **3.50 : 1.00                    1.75%                    .75%

       *3.50 : 1.00                    1.50%                    .50%
=================================================================================

** greater than or equal to
 * less than

Changes in the Applicable Margin with respect to Revolving Credit Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered
                  ---------------
to the Administrative Agent pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(b).

                                                            SCHEDULE 4.15


                                 SUBSIDIARIES

                                                            SCHEDULE 4.21(b)

         EXISTING FCC AUTHORIZATIONS, STATE AND FOREIGN PERMITS, ETC .

                                                            SCHEDULE 4.21(c)


                        INVESTIGATIONS AND PROCEEDINGS

                                                            SCHEDULE 4.21(d)


     MATTERS AFFECTING FCC AUTHORIZATIONS, STATE AND FOREIGN PERMITS, ETC.

                                                            SCHEDULE 4.22-1


                           UCC FILING JURISDICTIONS

                                                            SCHEDULE 4.22-2


                    UCC FILING STATEMENTS TO REMAIN ON FILE

                                                            SCHEDULE 4.22-3


                    UCC FILING STATEMENTS TO BE TERMINATED

                                                            SCHEDULE 7.2(d)


                             EXISTING INDEBTEDNESS

                                                            SCHEDULE 7.3(f)


                                 EXISTING LIENS